Exhibit 3.298

FILED AUG 23 1999 SECRETARY OF STATE
ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
BIO-MED OF OREGON, INC.
          1. The name of the corporation is Bio-Med of Oregon, Inc.
          2. The amendments adopted to the articles of incorporation are as follows, to add the following articles to the articles of incorporation:
“ARTICLE VII, ELIMINATION OF LIABILITY
          “A. To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any of the following:
          “ 1. Any act or omission occurring before the date this provision becomes effective;
          “2. Any breach of the director’s duty of loyalty to the corporation or its shareholders;
          “3. Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
          “4. Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or
          “5. Any transaction from which the director derived an improper personal benefit.
          “B. Without limiting the generality of the foregoing, if the provisions of applicable law are further amended at any time, and from time to time, to authorize corporate action further eliminating the personal liability of directors and officers of the corporation, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended.
          “C. No amendment to or repeal of this Article VII, or adoption of any provision of these Articles of Incorporation inconsistent with this Article VII, or a change in the law, shall adversely affect any elimination or limitation of liability, or other right or protection, that is based upon this Article VII and pertains to any act, conduct, omission, or circumstance that occurred or existed before the amendment, repeal, adoption, or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article VII unless the change in law specifically requires the reduction or elimination. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions before the amendment or repeal”
“ARTICLE VIII, INDEMNIFICATION
          “A. The corporation shall indemnify, to the fullest extent permitted by law, any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit, or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation or any of its subsidiaries, or served or serves at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article VIII shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of these Articles of Incorporation, the Bylaws, agreement, statute, policy of insurance, or otherwise.
          “B. Indemnification provided under this Article VIII shall continue to cover any director or officer after the person ceases to serve in that capacity and shall enure to the benefit of the person’s heirs, personal representatives, and administrators.
          “C. The right to indemnification conferred by this Article VIII shall be considered a contract right between the corporation and the person entitled to indemnity under this Article VIII.
          “D. In addition to any rights set forth above in this Article VIII, the corporation shall advance all reasonable expenses incurred by a director or officer who on behalf of the corporation is party to a proceeding, in advance of the proceeding to the fullest extent required or authorized under the law.”
          3. The date each amendment was adopted is 8/18, 1999.
Page 2 — ARTICLES OF AMENDMENT

          4. The amendments were approved by the shareholders. One thousand shares of the corporation are outstanding, 1,000 votes are entitled to be cast on the amendments, 1,000 votes were cast for the amendments, and no votes were cast against the amendments.

Bio-Med of Oregon, Inc.
By	/s/ Gary A. Barton
Gary A. Barton, Vice President

Page 3 — ARTICLES OF AMENDMENT

Submit the Original
And The True Copy
FILED
IN THE OFFICE OF THE CORPORATION
OF STATE OF STATE OF OREGON

MAY 02 1990

CORPORATION DIVISION
STATE OF OREGON
DEPARTMENT OF COMMERCE
CORPORATION DIVISION
ARTICLES OF AMENDMENT
By Shareholders
(ORS 60)
1.	Name of corporation prior to amendment: O. D. Recycling, Ltd.

2.	Corporation Division registry number (if known ): 112041-12

3.	Date amendment was adopted by shareholders: April 9, 1990

4.	State article number(s) and set forth article(s) as amended:

Article I is amended in its entirety to be as follows:

“The name of the corporation is Bio-Med of Oregon, Inc.”

5.	Shareholder Vote:

Class of	Number of Shares	Number of Shares	Number of Shares	Number of Shares
Shares	Outstanding	Entitled to Vote	Voted For	Voted Against
common	1,000	1,000	1,000	none
6.	Other provisions, if applicable, required to be set forth by ORS 60

7.	We, the undersigned officers, declare under the penalties of perjury that we have examined the foregoing and, to the best of our knowledge and belief, it is true, correct, and complete.

/s/ [illegible]	and	/s/ [ILLEGIBLE]

President or Vice President		Secretary or Assistant Secretary

Dated: April 9, 1990
8.	Person to contact about this amendment:

Duane Sorensen	757-0011
Name	Telephone number
Submit the original and true copy to the Corporation Division, Commerce Building, 158 12th Street NE, Salem, Oregon 97310. There is no fee required. If you have any questions, please call (503) 378-4166.
BC-3 (11/86)

FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
NOV 2 1982
FRANK J. HEALY
FILE NO. 112041	CORPORATION COMMISSIONER
Articles of Amendment
to the Articles of Incorporation of
PACIFIC ENERGY RECOVERY CORPORATION
     Pursuant to the provisions of ORS 57.370, the undersigned corporation executed [ILLEGIBLE] of Amendment to its Articles of Incorporation:
1.	The name of the corporation prior to this amendment is: Pacific Energy Recovery Corporation

2.	The following amendment of the Articles of Incorporation was adopted by the shareholders on September 7, 1982:
     (The article or articles being amended should be set forth in full as they will be amended to read.)
     Article I of the Articles of Incorporation, as amended, is hereby amended to read as follows:
     “1. The name of this corporation is O. D. Recycling, Ltd. and its duration shall be perpetual.”
B.C.6   Articles of Amendment—For Gain
8-77     Submit in Duplicate

     3. The total number of shares which, at time of adoption of amendment, were outstanding 1,000; entitled to vote thereon 1,000; voted for amendment 1,000; voted against amendment none.
     4. (If the shares of any class were entitled to vote on such amendment as a class.) The number of outstanding shares entitled to vote thereon and the number of shares of each such class voted for and against such amendment as follows: Not applicable.

Number of Shares
	Outstanding and	Number of Shares Voted
Class	Entitled to Vote	For	Against

     5. (If amendment provides for an exchange, reclassification or cancellation of issued shares, and the manner in which the same shall be effected is not otherwise set forth herein.) The exchange, reclassification or cancellation shall be effected as follows: None
     6. (If amendment effects a change in amount of stated capital.) The amount of stated capital as changed is $                    . Change effected as follows: None
     We, the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete.
Pacific Energy Recovery Corporation
Name of Corporation

by	/s/ [illegible]	and	/s/ [ILLEGIBLE]

	President		Assistant Secretary
Dated September 9, 1982.

FILE NO - 112041

FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
FEB 12 1976
FRANK J. HEALY
CORPORATION COMMISSIONER
12a-B Articles of Amendment—For Gain
3-74     By Directors
Submit in duplicate
Articles of Amendment
By Directors
Of
PACIFIC ENERGY RECOVERY, INC.
     Pursuant to the provisions of ORS 57.360 (2) (a), the undersigned, being the president or vice-president and secretary or assistant secretary or a majority of the directors of the corporation hereinafter named, adopt the following Articles of Amendment:
     1. The name of the corporation is Pacific Energy Recovery, Inc.
     2. The corporation has not issued any shares of stock.
     3. The following amendment of the Articles of Incorporation was adopted by a majority of the directors on February 6, 1976.
     (The article or articles being amended should be set forth in full as they will be amended to read.)
“Article I. The name of this corporation is Pacific Energy Recovery Corporation and its duration shall be perpetual.”

     We, the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete.
(Choose one of the two following forms of execution)

(1)		and

	President		Secretary

OR

(2)	/s/ Lee Davis Kell

	Sole Director		Director

	Director		Director

	Director		Director
Dated February 11, 1976.

No. 11-B	Submit in duplicate
7-71	Include License and Filing Fees**
     One or more natural persons of the age of 21 years or more may incorporate a business corporation by signing, verifying and delivering Articles of Incorporation in duplicate to the Corporation Commissioner. The procedure for the formation of business corporations is set forth in ORS 57.306 through 57.331. See ORS 57.311 for the content of Articles of Incorporation.

FILE NO. 112041
FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
OCT — 2 1975
FRANK J. HEALY
CORPORATION COMMISSIONER
Articles of Incorporation
OF
PACIFIC ENERGY RECOVERY, INC.
     The undersigned natural person(s) of the age of twenty-one years or more, acting as incorporators under the Oregon Business Corporation Act, adopt the following Articles of Incorporation:
ARTICLE I The name of this corporation is Pacific Energy Recovery, Inc.
(The corporate name must contain the word “Corporation”, “Company”, “Incorporated” or “Limited” or an abbreviation of one of such words.)
and its duration shall be perpetual
ARTICLE II The purpose or purposes for which the corporation is organized are :
Research and development of energy recovery from solid waste and any other lawful activity for which corporations may be organized under ORS Chapter 57.
(It is not necessary to set forth in the Articles any of the corporate powers enumerated in ORS 57.030 and 57.035. It is sufficient to state, either alone or with other purposes. “That the corporation may engage in any lawful activity for which corporations may be organized under ORS Chapter 57”; however, it is desirable to state the primary purpose of the corporation in conjunction with such statement.)
ARTICLE III The aggregate number of shares which the corporation shall have authority to issue is 10,000 $1.00 par value
(Insert statement as to par value of such shares or a statement that all of such shares are to be without par value. If there is more than one class of stock, insert a statement as to the preferences, limitations and relative rights of each class.)
ARTICLE IV The address of the initial registered office of the corporation is

421 S. W. 6th Avenue, Suite 1107,	Portland, Oregon	97204

(Street and Number)	(City and State)	(Zip Code )
and the name of its initial registered agent at such address is Lee Davis Kell

ARTICLE V The number of directors constituting the initial board of directors of the corporation is one,/(at least three) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address
(Street and Number) (City and State) (Zip)
Lee Davis Kell	421 S. W. 6th, Suite 1107, Portland, OR 97204
ARTICLE VI The name and address of each incorporator is:

Name	Address
(Street and Number) (City and State) (Zip)
Lee Davis Kell	421 S. W. 6th, Suite 1107, Portland, OR 97204
ARTICLE VII (Provisions for regulation of internal affairs of the corporation as may be appropriate.)
     We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.

/s/ Lee Davis Kell

Dated October 1, 1975.

**Submit articles in duplicate original with filing and license fees as follows:

If authorized	But do not	Filing	License	Total
shares exceed	exceed	Fee	Fee	Fees
$0	$5,000	$10	$10	$20
5,000	10,000	15	15	30
10,000	25,000	20	20	40
25,000	50,000	30	30	60
50,000	100,000	50	50	100
100,000	250,000	75	75	150
250,000	500,000	100	100	200
500,000	1,000,000	125	125	250
If the authorized shares exceed $l,000,000, a $200 license fee and a $200 filing fee—totaling $400.
To determine the amount of organization fee payable by a corporation having stock without nominal or par value, but for no other purpose, such shares of stock shall be deemed equivalent to shares having a par value of $10 each.
File with Corporation Commissioner, Commerce Bldg., 158 12th St. N.E., Salem, Oregon 97310.